SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

 Date of Report (date of earliest event reported): September 29, 2009

SARS CORPORATION

 (Exact name of registrant as specified in its charter)

Nevada	000-51046	33-0677545
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2462 Washington Road
Washington, IL 61571
 (Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (309) 427-5961

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On September 29, 2009, SARS Corporation (“SARS” or the “Company”) entered into an amendment (the “Amendment”) to its merger agreement (the “Agreement”) between its wholly owned subsidiary, FasTech Services, Inc., a Nevada corporation, and Environmental Insulation, Inc., ESDD, LLC, Alternatech, Inc., Swank Enterprises, Inc. d/b/a Art & Print, Inc., Associated Mechanical, Inc., and R.J. Power Plumbing & Heating Company, (collectively referred to, in prior Form 8-Ks, as “Associated Mechanical”), as filed in the Company’s Form 8-K filed June 3, 2009 and July 9, 2009.  The Amendment strikes the requirement that the parties successfully complete financing, as detailed primarily in Section 1.01(a) of the Agreement, as a condition subsequent to the completion of the Agreement.  Associated Mechanical is therefore considered to be merged into, and a part of, FasTech Services, Inc., and a wholly owned subsidiary of SARS, thereby completing the merger.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 1, the Board of Directors of SARS (the “Board”) appointed Alan Chaffee as Chief Financial Officer of the Company.    Mr. Chaffee has over 15 years of professional experience in public accounting and private industry, and has previously acted as Chief Financial Officer for SARS.   Mr. Chaffee is a CPA and, since 2002, has been the Managing Partner at Goff Chaffee Geddes, PLLC (“GCG”), a CFO consulting firm.  As a CFO consultant, Mr. Chaffee has assisted development stage companies make the transition to public companies.  He has also assisted billion dollar companies in meeting their SEC reporting and Sarbanes-Oxley requirements.  Prior to joining GCG, Mr. Chaffee held positions as both CFO and COO for middle market aerospace companies.  In 1992, Mr. Chaffee earned a BS in Business and Accounting from the University of Oregon.

To the extent that any information called for in Item 404(a) of Regulation S-B is required pursuant to this appointment, no such information exists.

Item 9.01 Financial Statements and Exhibits

(d)           Exhibits.

Exhibit 10.3	Merger Agreement	Incorporated by reference in the Company’s Form 8-K filed June 3, 2009

Exhibit 10.5	Amendment to Merger Agreement	Incorporated by reference in the Company’s Form 8-K filed July 9, 2009

Exhibit 10.6	Amendment to Merger Agreement	Filed Herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 1, 2009

SARS Corporation

/s/Frank Bonadio
By: Frank Bonadio
Its:  Chief Executive Officer